ARTICLES OF AMENDMENT
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                                     TO THE
                                     ------
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                                 QPQ CORPORATION
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      Pursuant to Section 607.1006 of the Business  Corporation Act of the State
of Florida, the undersigned President of QPQ CORPORATION, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

      First: That pursuant to Unanimous Written Consent of the Board of Directors and Majority Consent of the Shareholders of said Corporation, which were adopted on August 19,1996, the Shareholders and Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

      WHEREAS, the Board of Directors of the Corporation deem it to be in the best interest of the Corporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share, from 10,000,000 to 100,000,000 shares by amending the Company's Articles of Incorporation.

      NOW, THEREFORE, BE IT RESOLVED, that Article III of the Articles of Incorporation of the Corporation be amended to read as follows:

                                   ARTICLE III
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                                  Capital Stock
                                  -------------

      The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is one hundred and one million (101,000,000) shares, consisting of (i) one hundred million (100,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock are as follows:

      A.    Provisions Relating to the Preferred Stock.
            ------------------------------------------

            1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in



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the  resolution or  resolutions  providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

            2. Preferences. Subject to the rights of the holders of the Corporation's common stock, as set forth in Section B of this Article III, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  a. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  b. the number of shares to constitute the class or series and the designations thereof;

                  c.    the preferences and relative, participating, optional or
other  special  rights,   if  any,  and  the   qualifications,   limitations  or
restrictions thereof, if any, with respect to any class or series;

                  d. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                  e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  f. the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  g. the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;








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                  h.    whether or not the  shares of any class or series  shall
be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  i. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

      The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution, adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

      B.    Provisions Relating to the Common Stock.
            ---------------------------------------

            1. VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

            2. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

            3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.










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      C.    Possible Required Disposition or Redemption of Common Stock.
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            1.  If  (a)  any  competitor  (a  "Competitor")  of  Domino's  Pizza
International, Inc. ("Domino's") owns of record or is the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Corporation, and (b) the Corporation's Board of Directors, in its sole judgment and discretion, determines that, as a result thereof, the continued ownership of the Common Stock by such Competitor could have a material adverse impact on the business, financial condition or results of operations of the Corporation, the Corporation shall have the right, but not the obligation, to (i) require the Competitor to dispose of such amount of the shares of Common Stock held of record or owned beneficially by the Competitor as the Corporation's Board of Directors, in its sole judgment and discretion, determines, or (ii) to redeem from the Competitor such amount of the shares of Common Stock held of record or owned beneficially by the Competitor as the Company's Board of Directors, in its sole judgment and discretion, determines (the occurrence of any such event and determination being hereinafter referred to as a "Disposition Determination"). The shares of Common Stock that the Corporation requires the Competitor to dispose of or that the Corporation elects to redeem are referred to hereinafter as the "Disposition Shares." Although the Corporation's Board of Directors is entitled to consult with Domino's and such other individuals as are desirable or necessary to make an informed decision, the determination of whether or not a Competitor of the Corporation is a Competitor of Domino's will be made by the Corporation's Board of Directors in its sole judgment and discretion.

            2. A Competitor will be required to dispose of all Disposition Shares within 30 days after the Corporation notifies the Competitor of a Disposition Determination (the "Disposition Determination Notice"), and beginning on the 30th day after the day on which the Corporation notifies a Competitor of a Disposition Determination, the Corporation will have the option, upon notice to the Competitor (the "Notice of Redemption"), to redeem at any time, or from time to time until the Disposition Determination is revoked, any or all Disposition Shares in a form of consideration permitted in Paragraph 4 hereof, at the price per share which is the lower of (a) the fair market value of a share of Common Stock on the day the Corporation notifies the Competitor of the Disposition Determination, or (b) the fair market value of a share of Common Stock on the day the Corporation notifies the Competitor of the Corporation's election to redeem the stock (the "Redemption Price"). For the purposes of this
Article III, Section C, (i) the fair market value of a share of Common Stock on a day will be the last reported price at which the Common Stock is traded on that day on the principal market for the Common Stock (whether that is a stock exchange, an automated quotation system or another organized market) or if the Common Stock is not traded in an organized market, the fair market value of a share of the Common Stock as determined in good faith by the Corporation's Board of Directors, based upon an evaluation provided by an investment banking firm or other expert in valuing securities selected by the Board of Directors, and (ii)



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a  Disposition  Determination  Notice or a Notice of  Redemption  will be deemed given to a Competitor two (2) days after the day when it is mailed by first class mail to the Competitor at the address shown on the stock records of the Corporation, or, if the Competitor is a beneficial but not a record owner of stock of the Corporation, at any address of the Competitor shown on any report or other document filed with the Securities and Exchange Commission or any successor to that agency, or at the address shown on the stock records of the Corporation of any record owner of any stock of the Corporation of which the Competitor is a beneficial owner. The Corporation will be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this
Article III, Section C and each holder of Common Stock will be deemed to have acknowledged by acquiring or retaining Common Stock that failure to comply with this Article III, Section C will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article III, Section C.

            3. Upon the occurrence of a Disposition Determination, the Corporation shall send a Disposition Determination Notice to the Competitor or Competitors affected. The Disposition Determination Notice shall, (i) state that the Disposition Determination has been made and contain a brief description of the conditions that triggered the Disposition Determination; (ii) state that in accordance with the terms and provisions of this Article III, Section C, the Competitor must dispose of all Disposition Shares within 30 days after receipt of this notice (as receipt is described in this Article III, Section C), and that beginning on the 30th day after receipt of this notice the Corporation may exercise its right to redeem any or all of the Disposition Shares and (iii) state that if the Corporation exercises its right to redeem any or all of the Competitor's shares it will provide the Competitor with a Notice of Redemption, which notice shall (a) specify the date on which the closing of the redemption shall take place (the "Closing Date"); (b) set forth the Redemption Price and the manner in which the Redemption Price will be paid; and (c) describe any documents which must be executed and delivered and any other action which the Corporation will require of the Competitor in connection with the redemption.

            4. The "Redemption Price" per share shall be the price determined pursuant to the provisions of paragraph 2 of this Article III, Section C. On the Closing Date, the Corporation shall pay the Redemption Price in the following form and manner: (i) delivery of the full amount of the Redemption Price to the subject Competitor in cash or immediately available funds; or (ii) delivery to the Competitor of a promissory note of the Corporation in favor of the Competitor in the principal amount of the Redemption Price; or (iii) delivery to the Competitor of a combination of cash and a promissory note in the aggregate amount of the Redemption Price. If the Corporation elects to pay all or a portion of the Redemption Price by promissory note, such promissory note shall bear interest at the prime rate reported in the "Money Rates" section of the Wall Street Journal on the fifth business day preceding the Closing Date, such interest to be payable monthly in cash. The principal of such promissory note shall be payable in one single payment on the maturity date of such promissory




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note, which maturity date shall be the fifth  anniversary date of the promissory note or, if earlier, such date, if any, established by applicable statute or regulation as the latest permissible maturity date that will permit such promissory note not to be deemed an impermissible investment interest in the
Corporation.   On  the  Closing  Date,  the  Competitor  shall  deliver  to  the
Corporation the certificate or certificates for the Disposition Shares being redeemed, a stock power duly executed by the Competitor and such other documents as the Corporation deems reasonably necessary or desirable to effect the intentions of this Article.

      The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to Unanimous Written Consent of the Board of Directors, and by a majority of the Shareholders of the Common Stock of the Corporation at the Corporation's Annual Meeting of Shareholders, which shares consenting and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

      IN  WITNESS  WHEREOF,  the  undersigned,   being  the  President  of  this
Corporation, has executed these Articles of Amendment as of August 20, 1996.


                                         QPQ CORPORATION



                                         By: /s/ Mitchell Rubinson
                                            ------------------------------
                                             Mitchell Rubinson, President